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                                                                   EXHIBIT 2.11


                            DATED: DECEMBER 18, 2002




                           SECOND AMENDING AGREEMENT
                                    BETWEEN
                          CONSOLIDATED WATER CO. LTD.
                                      AND
                        SAGE WATER HOLDINGS (BVI) LTD.






                       CHARLES ADAMS, RITCHIE & DUCKWORTH
                                  ZEPHYR HOUSE
                                P.O. BOX 709 GT
                                  MARY STREET
                                  GRAND CAYMAN
                                 CAYMAN ISLANDS
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                                       2


           SECOND AMENDING AGREEMENT RE: OCEAN CONVERSION (BVI) LTD.


BETWEEN:

(1) Consolidated Water Co. Ltd. of P.O. Box 1114 GT, Grand Cayman (hereinafter called "Consolidated") of the first part; and

(2) Sage Water Holdings (BVI) Ltd. of P.O. Box 681, Road Town, Tortola,, BVI (hereinafter called "Sage") of the second part.

WHEREAS:

(a)      The parties hereto entered into an Agreement re: Ocean Conversion
         (BVI) Ltd. dated October 8, 2002 (the "Agreement").

(b) The parties previously amended the Agreement to extend the date for completion thereof by way of an amending agreement dated November 15, 2002 (the "Amending Agreement"), and the parties have now agreed that the conditions precedent to the Agreement will not be satisfied by the extended date contemplated for completion and accordingly the parties have agreed to enter into this second amending agreement to provide for a later completion date and the consequences thereof.

NOW THEREFORE, for and in consideration of the premises herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged the parties hereto agree as follows:

1. Clause 1 of the Agreement as amended by the Amending Agreement is amended by deleting "December 31, 2002" from the last paragraph of the clause, and substituting therefor "January 31, 2003".

2. Clause 2 of the Agreement as amended by the Amending Agreement is amended by deleting "December 31, 2002" from the first paragraph of the clause, and substituting therefor "January 31, 2003".

3. Except as expressly modified by this Agreement, the Agreement continues in full force and effect according to its terms.
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                                       3


IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and date first above written.


SIGNED for and on behalf of            )
Consolidated Water Co. Ltd.            )
in the presence of:                    )
                                       )
                                       )
/s/ Frederick W. McTaggart             )       /s/ Jeffrey M. Parker
---------------------------------      )       --------------------------------
Witness                                )



SIGNED for and on behalf of            )
Sage Water Holdings (BVI) Ltd.         )
in the presence of:                    )
                                       )
                                       )
/s/ Ermyn Richardson                   )       /s/ Glenn Harrigan
---------------------------------      )       --------------------------------
Witness                                )